UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/27/2005

DRUGSTORE.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-26137

DE	043416255
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

411 108th Ave NE
Suite 1400
Bellevue, WA 98004
(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Pursuant to an offer letter dated September 21, 2004 between drugstore.com, inc. (the "Company") and Dawn G. Lepore, the Company's president, chief executive officer and chairman of the board, Ms. Lepore is entitled to receive a guaranteed bonus in an amount equal to 100% of her annual salary paid with respect to the 12-month period following October 11, 2004, the date on which Ms. Lepore commenced her employment with the Company (the "Guaranteed Bonus"). Ms. Lepore has notified the Company's board of directors that she has voluntarily elected to waive the Guaranteed Bonus.

Item 2.02.    Results of Operations and Financial Condition

On October 27, 2005, the Company issued a press release to report its financial results for the third quarter ended October 2, 2005 and certain other information. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this report and the exhibit hereto shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

99.1        Press release dated October 27, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

Date: October 27, 2005.	By:	/s/ Dawn G. Lepore
Dawn G. Lepore
President, Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated October 27, 2005.